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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        As an independent registered public accounting firm, we hereby consent to the use, in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 8, 2011, relating to the consolidated financial statements of Neutron Energy, Inc. and Subsidiaries as of December 31, 2010 and 2009 and for each of the years in the three year period ended December 31, 2010 and for the period from inception (March 25, 2005) through December 31, 2010. We also consent to the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement filed with the Securities and Exchange Commission.

/s/ MAYER HOFFMAN MCCANN P.C. Mayer Hoffman McCann P.C. Denver, Colorado May 20, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm